UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Preferred Stock Purchase Agreements

On May 6, 2020, CenterPoint Energy, Inc., a Texas corporation (“CenterPoint Energy” or the “Company”) entered into agreements for the private placement of its equity securities representing an approximately $1.4 billion investment in the Company. The Company entered into Preferred Stock Purchase Agreements (the “Preferred Stock Purchase Agreements”) with Elliott International, L.P., a Cayman Islands limited partnership, and Elliott Associates, L.P., a Delaware limited partnership (together, “Elliott”), and BEP Special Situations 2 LLC and BEP Special Situations IV LLC (“BEP,” and together, the “Preferred Stock Purchasers”). Pursuant to the Preferred Stock Purchase Agreements, the Company has agreed to issue and sell 625,000 shares of newly created Series C Mandatory Convertible Preferred Stock, par value $0.01, of the Company (the “Series C Preferred Stock”) to Elliott for an aggregate purchase price of $625 million in cash, and 100,000 shares of Series C Preferred Stock to BEP for an aggregate purchase price of $ 100 million in cash.

The Preferred Stock Purchasers have customary registration rights, pursuant to which the Company will use its reasonable best efforts to file within 60 days following signing a shelf registration statement for the resale of common shares into which the preferred stock may be converted. Preferred Stock Purchasers holding covered shares of more than $200 million may request one shelf takedown every 12 months for a total of up to two times.

The Preferred Stock Purchasers are subject to a six-month transfer restriction, with exceptions for, among other things, affiliate transfers, and to limited restrictions on transfer thereafter.

The Preferred Stock Purchasers agreed to a standstill restricting certain conduct and activities until June 30, 2022. Among other restrictions, each Preferred Stock Purchaser is barred from (i) acquiring beneficial ownership of more than certain percentage of the Company’s outstanding common stock, (ii) calling an extraordinary general meeting, nominating directors to the board of directors of the Company (the “Board”), making other shareholder proposals, or seeking the removal of directors or Company management, (iii) submitting a proposal for any tender or exchange offer or other extraordinary transaction, recapitalization or restructuring, (iv) entering into any voting trust or arrangement, and (v) engaging in short sales or transacting in certain derivative securities that would result in such Preferred Stock Purchaser ceasing to have a net long position in the Company. The standstill is subject to certain customary exceptions and termination events.

Common Stock Purchase Agreements

On May 6, 2020, the Company also entered into three common stock purchase agreements (the “Common Stock Purchase Agreements” and, together with the Preferred Stock Purchase Agreements, the “Private Placement Agreements”) with certain investors (together, the “Common Stock Purchasers”), pursuant to which the Company has agreed to sell 41,977,612 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) to the Common Stock Purchasers for an aggregate purchase price of $675,000,000 in cash.

The Common Stock Purchasers also have customary shelf registration rights, pursuant to which the Company will use its reasonable best efforts to file within 30 days following signing a shelf registration statement for the resale of the common shares sold under the Common Stock Purchase Agreement.

Series C Preferred Stock

The Series C Preferred Stock is entitled to participate in any dividend or distribution (excluding those payable in Common Stock) with the Common Stock on a pari passu, pro rata, as-converted basis. At liquidation, the Series C Preferred Stock will rank pari passu to the Company’s existing Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock and 7.00% Series B Mandatory Convertible Preferred Stock and senior to the Company’s Common Stock, but will participate in a liquidation only on an as-converted to Common Stock basis.

Conversion of the Series C Preferred Stock is mandatory upon the occurrence of any of the following triggers: (i) the 12-month Preferred Stock Purchase Agreement anniversary date, (ii) a bankruptcy event, and (iii) a fundamental change in the Company, including, among other things certain change of control events. Upon a mandatory conversion, each share of Series C Preferred Stock will convert into the number of Common Stock equal to the quotient of $1,000 divided by the prevailing conversion price (as adjusted, the “Conversion Price”), which is initially $15.31. In a conversion at the 12-month anniversary date, in lieu of issuing Common Stock, the Company may, at its election, make a cash payment equal to the product of (i) the market price of the Common Stock multiplied by (ii) the number of shares of Common Stock that such holder would have been entitled to receive in a conversion. Following the six-month anniversary date, Series C Preferred Stock holders also have an optional right to convert their holdings to Common Stock at any time, subject to a limit on conversion of more than 4.9% of the outstanding Common Stock. The Conversion Price is subject to adjustment for subdivisions and combinations, dividends or distributions payable in common stock. If all of the 725,000 shares of Series C Preferred Stock converted at the current Conversion Price, the Company would issue an incremental 47,354,670 shares of Common Stock.

The Company may not issue more than a specified amount of outstanding Common Stock (the “Share Cap”) upon conversion of Preferred Stock. Once the Share Cap has been reached, each Series C Preferred Stock holder electing to convert or subject to mandatory conversion will receive a cash payment equal to the product of (i) the market price of the Common Stock multiplied by (ii) the number of shares of Common Stock that such holder would have been entitled to receive in a conversion.

Series C Preferred Stock holders have no voting rights, except that the affirmative vote of a majority of outstanding Series C Preferred Stock is required for the Company to (i) create any class or series of securities that is senior to the Series C Preferred Stock; (ii) reclassify any authorized securities of the Company if reclassification would render the relevant security on a parity with or senior to the Preferred Stock, or (iii) issue any additional shares of Series C Preferred Stock.

The vote of at least 66 2/3% of the outstanding shares of Series C Preferred Stock is needed to amend the terms of the Series C Preferred Stock in any manner that would adversely alter or change the rights of the Series C Preferred Stock, subject to certain exceptions.

The Governance Arrangement Agreement

The Company also entered into a Governance Arrangement Agreement with Elliott (the “Governance Arrangement Agreement”). Pursuant to the Governance Arrangement Agreement, the Company agreed to appoint David J. Lesar and Barry T. Smitherman to the Company’s Board (as described below), and if Elliott continues to have an aggregate net long economic exposure of at least 2.5% of the Company’s outstanding voting securities, the Company and Elliott will cooperate to mutually select replacements in the event that the new outside directors that have been appointed to the Company’s board of directors today should cease to serve on the Board for any reason. The Board will also establish a Business Review and Evaluation Committee tasked with assisting the Board in evaluating and optimizing the various businesses, assets and ownership interests currently held by the Company and to report to the Board by October 15, 2020. The Company has also committed to holding an Investor Day by the end of the first quarter 2021 to provide heightened transparency with respect to the Company, assisted by the Business Review and Evaluation Committee.

The foregoing description of the Private Placement Agreements, the Statement of Resolution and the Governance Arrangement Agreement and the transactions contemplated thereby (the “Preferred Stock and Common Stock Transactions”) is not complete and is qualified in its entirety by reference to the full text of the Private Placement Agreements, the Statement of Resolution and the Governance Arrangement Agreement, which are attached to this report as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 3.1 and 10.1, respectively, and are incorporated herein by reference.

Moelis & Company LLC, Goldman, Sachs & Co. LLC and J.P. Morgan Securities, LLC served as financial advisors to the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02.

The issuances of the shares of Series C Preferred Stock pursuant to the Preferred Stock Purchase Agreements and the issuances of the shares of Common Stock pursuant to the Common Stock Purchase Agreements are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, at the recommendation of the Company’s Governance Committee, the Board appointed David J. Lesar and Barry T. Smitherman, to the Board effective immediately. Messrs. Lesar and Smitherman have been elected to serve as directors of the Company until the expiration of their respective terms on the date of the Company’s annual meeting of shareholders in 2021 and until their successors are elected and qualified. Messrs. Lesar and Smitherman are expected to stand for election as directors at the annual meeting of shareholders in 2021. Messrs. Lesar and Smitherman will serve on the Company’s newly established Business Review and Evaluation Committee, and Mr. Lesar will also join the sub-committee of the Board that is tasked with supporting the Board’s on-going permanent CEO selection process.

About David J. Lesar

Dave Lesar was named the interim CEO of Health Care Service Corporation in July 2019, having joined the company’s board of directors in 2018, and will step down as HCSC’s interim CEO on June 1, 2020. HCSC is the largest privately-held health insurer in the U.S. He was the Chairman of the Board and CEO of Halliburton from 2000 to 2017 and Executive Chairman of the Board from June 2017 until December 2018. At the company, he also served as CFO from 1995 through May 1997 and President and Chief Operating Officer from May 1997 through August 2010. Mr. Lesar joined Halliburton in 1993. He has also served on the board of directors of several companies, most recently Agrium, Inc. as well as Lyondell Chemical Co., Southern Co., Cordant Technologies, and Mirant. Trained as a Certified Public Accountant, Mr. Lesar spent 16 years at Arthur Andersen where he began in 1978. He received both his B.S. and MBA from the University of Wisconsin.

About Barry T. Smitherman

Barry Smitherman is the principal of Barry Smitherman, P.C. and a former partner in the energy regulatory group at Vinson & Elkins LLP. He served as Texas Railroad Commissioner from 2011 through 2014, and was Chairman of the Commission from March 2012 through August 2014. Prior to joining the TX RRC, Mr. Smitherman was Chairman of the Public Utility Commission of Texas, a position he held from November 2007 through July 2011. His service as a PUCT Commissioner began in April 2004. Over this time period, he served two terms on the U.S. Department of Energy Electricity Advisory Committee, on the Board of Directors of the National Association of Regulatory Utility Commissioners (NARUC), Chairman of the NARUC Gas Committee, on the Electric Reliability Council of Texas (ERCOT) Board of Directors, and on the Regional State Committee of the Southwest Power Pool (SPP). Prior to beginning public service, Mr. Smitherman spent 16 years as a public finance investment banker with J.P. Morgan Securities, The First Boston Corporation, Lazard, and Banc One Capital Markets.

There are no arrangements or understandings between Messrs. Lesar and Smitherman and any other person pursuant to which they were selected as a directors. The Company is not aware of any transaction in which Messrs. Lesar and Smitherman have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Messrs. Lesar and Smitherman will be compensated for their service on the Board of Directors under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2020 annual meeting of stockholders.

Item 8.01.	Other Events.

On May 7, 2020, the Company issued a press release announcing entry into the Preferred Stock and Common Stock Transactions and related events. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Statement of Resolution Establishing Series of Shares designated Series C Mandatory Convertible Preferred Stock of CenterPoint Energy, Inc.

4.1	Preferred Stock Purchase Agreement, by and among CenterPoint Energy, Inc., Elliott International, L.P., and Elliott Associates, L.P., dated May 6, 2020

4.2	Preferred Stock Purchase Agreement, by and among CenterPoint Energy, Inc., BEP Special Situations 2 LLC and BEP Special Situations IV LLC, dated May 6, 2020

4.3	Common Stock Purchase Agreement, by and among CenterPoint Energy, Inc. and each investor identified on Schedule A thereto, dated May 6, 2020

4.4	Common Stock Purchase Agreement, by and among CenterPoint Energy, Inc. and each investor identified on Schedule A thereto, dated May 6, 2020

4.5	Common Stock Purchase Agreement, by and among CenterPoint Energy, Inc. and each investor identified on Schedule A thereto, dated May 6, 2020

10.1	Governance Arrangement Agreement, by and among CenterPoint Energy, Inc., Elliott International, L.P., and Elliott Associates, dated May 6, 2020

99.1	Press Release, dated May 7, 2020

104	Cover Page Integrative Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 7, 2020	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel